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                   CRIIMI MAE Commercial Mortgage Trust [I]
                                    Issuer,

                                      and

                         __________________________,
                              as Master Servicer,

                                      and

                          __________________________,
                             as Special Servicer,

                                      and

                         ___________________________,
                                  as Trustee


                      _________________________________

                    SERVICING AND ADMINISTRATION AGREEMENT

                        Dated as of ___________, 199__

                       ---------------------------------

                              $_________________

                      Collateralized Mortgage Obligations

                              Series 199__-_____

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                               TABLE OF CONTENTS

                               -----------------

Section                                                                   Page
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                                  ARTICLE I

                 DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL

1.01. Defined Terms..........................................................2
1.02. Certain Calculations in Respect of the Mortgage Pool..................25

                                  ARTICLE II

                        CERTAIN MATTERS REGARDING THE
                       MORTGAGE LOANS; REPRESENTATIONS
                        AND WARRANTIES OF THE PARTIES

2.01. Delivery of Mortgage Loan Files and Related Documents.................27
2.02. Document Defects and Breaches.........................................28
2.03. Representations and Warranties of the Issuer..........................29
2.04. Representations and Warranties of the Master Servicer.................30
2.05. Representations and Warranties of the Special Servicer................32
2.06. Representations, Warranties and Covenants of the Trustee..............33

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                            OF THE MORTGAGE LOANS

3.01. Administration of the Mortgage Loans; Collection of Mortgage Loan
      Payments..............................................................36
3.02  Collection of Mortgage Loan Payments..................................37
3.03. Collection of Taxes, Assessments and Similar Items;
      Servicing Accounts; Reserve Accounts..................................38
3.04. Collection Account....................................................40
3.05. Permitted Withdrawals from the Collection Account.....................42
3.06. Investment of Funds in the Collection Account and the REO Account.....45
3.07. Maintenance of Insurance Policies; Errors and Omissions
      and Fidelity Coverage.................................................47
3.08. Enforcement of Alienation Clauses.....................................49
3.09. Realization upon Defaulted Mortgage Loans.............................49

Section                                                                   Page
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3.10. Trustee to Cooperate; Release of Mortgage Files.......................52
3.11. Servicing Compensation; Interest on Servicing Advances;
      Payment of Certain Expenses; Obligations of the Trustee
      regarding Back-up Servicing Advances..................................54
3.12. Property Inspections; Collection of Financial Statements;
      Delivery of Certain Reports...........................................58
3.13. Annual Statement as to Compliance.....................................58
3.14. Reports by Independent Public Accountants.............................59
3.15. Access to Certain Information.........................................59
3.16. Title to REO Property; REO Account....................................60
3.17. Management of REO Property............................................61
3.18. Sale of Mortgage Loans and REO Properties.............................64
3.19. Additional Obligations of Master Servicer.............................68
3.20. Modifications, Waivers, Amendments and Consents.......................69
3.21. Transfer of Servicing Between Master Servicer and Special Servicer;
      Record Keeping........................................................72
3.22. Sub-Servicing Agreements..............................................73
3.23  Certain Tax Related Matters...........................................75

                                  ARTICLE IV

                         MASTER SERVICER REMITTANCES;
                             REPORTS; P&I ADVANCES

4.01. Master Servicer Remittances...........................................77
4.02. Reports...............................................................77
4.03. P&I Advances; Advances relating to the Master Servicer Remittance
      Amount................................................................78

                                  ARTICLE V

                           THE MASTER SERVICER AND
                             THE SPECIAL SERVICER

5.01. Liability of the Master Servicer and the Special Servicer.............81
5.02. Merger, Consolidation or Conversion of the Master Servicer
      or the Special Servicer...............................................81
5.03. Limitation on Liability of the Master Servicer and the Special
      Servicer..............................................................81
5.04. Master Servicer and Special Servicer Not to Resign....................82
5.05. Rights of the Issuer and the Trustee in Respect of the
      Master Servicer and the Special Servicer..............................83

Section                                                                   Page
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                                  ARTICLE VI

                                   DEFAULT

6.01. Events of Default.....................................................84
6.02. Trustee to Act; Appointment of Successor..............................87
6.03. Waiver of Events of Default...........................................88
6.04. Additional Remedies of Trustee upon Event of Default..................88

                                 ARTICLE VII

                                 TERMINATION

7.01. Termination Upon Liquidation of All Mortgage Loans....................89

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

8.01. Amendments; Successors to the Issuer and the Trustee..................90
8.02. Successors to the Issuer and the Trustee..............................90
8.03. Recordation of Agreement; Counterparts................................90
8.04. Governing Law.........................................................91
8.05. Notices...............................................................91
8.06. Severability of Provisions............................................91
8.07. Successors and Assigns; Beneficiaries.................................91
8.08. Article and Section Headings..........................................92
8.09. Notices to Rating Agencies............................................92
8.10. Complete Agreement....................................................93

                                   EXHIBITS


EXHIBIT A               Mortgage Loan Schedule
EXHIBIT B-1             Form of Master Servicer Request for Release
EXHIBIT B-2             Form of Special Servicer Request for Release
EXHIBIT C-1             Form of Determination Date Report
EXHIBIT C-2             Form of Special Servicer Report
EXHIBIT C-3             Form of Operating Statement Analysis

            This Servicing and Administration Agreement (this "Agreement"), is dated and effective as of _________, 199__ (the "Cut-off Date"), among CRIIMI MAE Commercial Mortgage Trust [I], as Issuer, _______________, as Master Servicer, _______________, as Special Servicer, and _______________, as Trustee.

                            PRELIMINARY STATEMENT:

            The Issuer is a trust established under the laws of the State of ___________ by CRIIMI MAE CMBS Corp. (the "Company"), pursuant to a Deposit Trust Agreement, dated as of _________, l99___ (the "Deposit Trust Agreement"), between the Company and ______________ as owner trustee (in such capacity, the "Owner Trustee"). Pursuant to the Deposit Trust Agreement, the Company delivered to, and deposited with, the Owner Trustee, as owner trustee, on behalf of the Issuer, certain [provide general description of Mortgage Loans] mortgage loans (the "Mortgage Loans"), which are more specifically identified on Exhibit A hereto and which had been acquired by the Company from _______________ as seller (in such capacity, the "Mortgage Loan Seller") pursuant to the Mortgage Loan Purchase Agreement, dated as of ________________, 199___ (the "Mortgage Loan Purchase Agreement"), between the Company and the Mortgage Loan Seller.

            Pursuant to a Terms Indenture, dated as of __________, 199__ (the "Terms Indenture"), between the Owner Trustee, as owner trustee, on behalf of the Issuer, and the Trustee, as indenture trustee, on behalf of the Bondholders, which Terms Indenture incorporates by reference the Company's Standard Indenture Provisions, dated as of ___________, 199__ (the "Standard Indenture Provisions"; and, the Terms Indenture as it incorporates the Standard Indenture Provisions, the "Indenture"), the Issuer issued collateralized mortgage obligations (collectively, the "Bonds"), in multiple classes (each, a "Class"), secured by a pledge of, among other things, the Mortgage Loans.

            The parties hereto desire to provide for, among other things, the servicing and administration of the Mortgage Loans for so long as the Bonds are Outstanding.

            In consideration of the mutual agreements herein contained, the Issuer, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

            SECTION 1.01. Defined Terms.

            (a) Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.

            ["Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trustee, on behalf of the Issuer and the Bondholders, within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trustee, on behalf of the Issuer and the Bondholders, is treated as the owner of such REO Property for federal income tax purposes.]

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(d), as applicable.

            ["Adverse REMIC Event": Either (i) the endangerment of the status of any REMIC Pool as a REMIC or (ii) the imposition of a tax upon any REMIC Pool or on its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).]

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Servicing and Administration Agreement, together with all amendments hereof and supplements hereto.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount equal to the excess, if any, of (a) as calculated on the Determination Date immediately following the date on which the most recent relevant Appraisal was obtained by the Special Servicer pursuant to this Agreement, the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee's Fee Rate, (iii) all accrued but unpaid Master Servicing Fees, Property Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums, and if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal, net of (ii) the amount of any liens on such property (not accounted for in clause (a)(v) of this definition) that are prior to the lien of the Required Appraisal Loan.

            "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement but in no event based upon an Appraisal more than 12 months old.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before such date) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Estate, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule, if any, in effect on the Closing Date, and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Estate, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a

Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is larger than the Scheduled Payment due on the Due Date immediately preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Bond": Any one of the Issuer's Collateralized Mortgage Obligations, Series 199__-____, issued and Outstanding under the Indenture.

            "Bond Account": The account or accounts created and maintained by the Trustee pursuant to the Indenture in trust for the Bondholders.

            "Breach": As defined in Section 2.02(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, either of the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Class": Collectively, all of the Bonds bearing the same alphabetical and, if applicable, numerical class designation.

            "Closing Date": _____________, 199__.

            "Code": The Internal Revenue Code of 1986.

            "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Bondholders and, subject to the lien of the Indenture, the Issuer, which shall be entitled

"_________________, as Master Servicer, in trust for the registered holders of CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations, Series 199__-____ and, subject to the lien of the related Indenture, for CRIIMI MAE Commercial Mortgage Trust [I]".

            "Collection Period": With respect to any Payment Date, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

            "Company": CRIIMI MAE CMBS Corp., or its successor in interest.

            "Compensating Interest Payment": Any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at __________________, Attention:
_________________.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property).

            "Custodian": A Person who is at any time appointed by the Trustee as a document custodian for the Mortgage Files, which Person shall not be the Owner Trustee or an Affiliate of the Owner Trustee.

            "Cut-off Date": ______________, 199__.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Default Interest": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Deposit Trust Agreement": The Deposit Trust Agreement dated as of _________, 199__, between the Company and the Owner Trustee.

            "Determination Date": With respect to any Payment Date, the earlier of (i) the __th day of the month in which such Payment Date occurs, or if such __th day is not a Business Day, the immediately preceding Business Day or (ii) the third Business Day preceding such Payment Date.

            "Determination Date Report": As defined in Section 4.02(a).

            ["Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC Pool in which it is included (other than through an Independent Contractor), provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.]

            "Document Defect": As defined in Section 2.02(a).

            "Due Date": With respect to any Mortgage Loan (and any successor REO
Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "[AA]" (or the equivalent) by each Rating Agency (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "[A-1]" (or the equivalent) by ____ and at least ____ (or the equivalent) by ____ (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation from each Rating Agency that the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned thereby to any Class of Bonds).

            "Emergency Advance:" Any Servicing Advance that must be made within five Business Days in order to avoid any penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Estate.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 6.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Extraordinary S&A Expense". Any expense incurred in connection with the servicing and administration of the Mortgage Loans and any REO Properties or otherwise incurred hereunder and not otherwise included in the calculation of a Realized Loss that would result in the Bondholders' receiving less than the full amount of principal and/or interest on their Bonds, or the Issuer's receiving less than the full amount of principal and/or interest on the Mortgage Pool, to which they or it are otherwise entitled on any Payment Date pursuant to the Indenture.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, with respect to any defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or purchased or otherwise removed from the Trust Estate by the Issuer, the Master Servicer or the Special Servicer pursuant to or as contemplated by Section 3.18), that there has been a recovery of all related Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "FNMA": The Federal National Mortgage Association or any successor.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            ["Indenture": The Terms Indenture as it incorporates by reference the Standard Indenture Provisions.]

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Issuer, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuer, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, and (iii) is not connected with the Issuer, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuer, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

            ["Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Bonds, or such other interest in any Class of Bonds as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Issuer or the Bondholders, delivered to the Trustee), so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee, Issuer or the Bondholders, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.]

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO

Property or released to the related Mortgagor, in any case, in accordance with the Servicing Standard.

            "Interested Person": The Issuer, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, any Bondholder, or any Affiliate of any such Person.

            "Investment Account":  As defined in Section 3.06(a).

            "Issuer": CRIIMI MAE Commercial Mortgage Trust [I], or its successor in interest.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased or otherwise removed from the Trust Estate by the Issuer, the Special Servicer or the Master Servicer pursuant to or as contemplated by Section 3.18. With respect to any REO Property (and the related REO Loan), a Final Recovery Determination is made with respect to such REO Property.

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased or otherwise removed from the Trust Estate by the Issuer, the Special Servicer or the Master Servicer pursuant to or as contemplated by Section 3.18 or that is purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, ____%.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase or other removal from the Trust Estate of a Defaulted Mortgage Loan by the Issuer pursuant to or as contemplated by Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to or as contemplated by Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); or (v) the purchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement.

            "Master Servicer": _____________________, its successor in interest, or any successor servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Yield Maintenance Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xvi) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the final Master Servicer Remittance Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The _______ Business Day preceding each Payment Date.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Master Servicer pursuant to
Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, _______% per annum.

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

            (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Mortgage": A mortgage, deed of trust, deed to secure debt or similar document that secures a Mortgage Note and creates a lien on a Mortgaged Property.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Estate. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement, dated as of ____________, 199__, between the Company and the Mortgage Loan Seller relating to the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Company.

            "Mortgage Loan Schedule": The list of Mortgage Loans attached hereto as Exhibit A. Such list shall set forth the following information with respect to each Mortgage Loan:

      (i)   the Mortgage Loan number;

      (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

      (iii) the Cut-off Date Balance;

      (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

      (v)   the Mortgage Rate;

      (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date; and

      (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term.

            "Mortgage Loan Seller": ___________________ or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Loan), the fixed annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

            "Mortgaged Property": A property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or successor REO Loan), as of any date of determination, the related Mortgage Rate minus ___ basis points.

            "Net Operating Income": With respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property, calculated in accordance with Exhibit E.

            "Net Penalty Charges": With respect to any Mortgage Loan, any Penalty Charges actually collected thereon (based on the allocations specified in Section 1.02), net of any portion thereof allocable to pay the Special Servicer any Liquidation Fee or Workout Fee in respect of such Mortgage Loan and further net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Penalty Charges in accordance with
Section 3.05(a).

            "Net Yield Maintenance Premium:" With respect to any Mortgage Loan, any Yield Maintenance Premium actually collected thereon, net of any portion thereof allocable to pay a Liquidation Fee or a Workout Fee.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": [Any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan that, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan.]

            "Nonrecoverable Servicing Advance": [Any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property.]

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

            "Operating Statement Analysis": As defined in Section 4.02(c).

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Owner Trustee, the Master Servicer, the Special Servicer and the Trustee) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel shall not be at the expense of the Trustee.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Owner Trustee": __________ or its successor in interest.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer [or the Trustee] pursuant to Section 4.03 [or any comparable advance made by the Trustee pursuant to the Indenture].

            "P&I Advance Date": The second Business Day preceding each Payment Date.

            "Penalty Charges": Default Interest, late payment charges and/or charges for checks returned for insufficient funds that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Permitted Investments": Any one or more of the following obligations or securities:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlight attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (ii) certain obligations of agencies or instrumentalities of the United States that are not backed by the full faith and credit of the United States, provided such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlight attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (iii) federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States or any state thereof, provided that such items are rated in the highest short-term debt rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlight affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term debt rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlight affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (v) units of money market funds which maintain a constant net asset value and which are rated in the highest applicable rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by such Rating Agency (as evidenced in writing by such Rating Agency); or

            (vi) any other obligation or security acceptable to each Rating Agency, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by such Rating Agency (as evidenced in writing by such Rating Agency);

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, as amended from time to time.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (net of related Master Servicing Fees and Property Servicing Fees) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment

(exclusive, however, of any related Prepayment Premium or Yield Maintenance Premium that may have been collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made and applied to such Mortgage Loan after the Determination Date in any calendar month, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Premium that may have been collected), that would have accrued at a rate per annum equal to the Mortgage Rate for such Mortgage Loan (net of the Master Servicing Fee Rate and Property Servicing Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such month, inclusive.

            "Prepayment Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan, to the extent such premium, penalty or fee is expressed as a percentage of the principal amount being prepaid or a specified amount.

            "Primary Servicing Office": The office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Property Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Property Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, _______% per annum.

            "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate to but not including the date of purchase (or, if such purchase occurs after the Determination Date in any calendar month, through the end of such calendar month), (c) all related and unreimbursed Servicing Advances, and (d) solely in the case of a purchase by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, all accrued and unpaid Advance Interest in respect of related Advances.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rating Agency": Each of _______ and _______.

            "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so canceled; and (3) each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

            ["REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.]

            ["REMIC Pool": Any of the REMICs created pursuant to the Indenture.]

            ["REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.]

            ["Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.]

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Bondholders and, subject to the lien of the Indenture, the Issuer, which shall be entitled " ____________________, as Special Servicer, on behalf of and in trust for registered holders of CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations, Series 199__-____" and, subject to the lien of the related Indenture, for CRIIMI MAE Commercial Mortgage Trust [I].

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            ["REO Extension": As defined in Section 3.16(a).]

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than any Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related

REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Bondholders and, subject to the lien of the Indenture, the Issuer, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            ["REO Tax": As defined in Section 3.17(a)(i).]

            "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit B-1 attached hereto or the Special Servicer in the form of Exhibit B-2 attached hereto.

            "Required Appraisal Loan": As defined in Section 3.19(c).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; or (ii) amounts to be applied as a Principal Prepayment on such Mortgage Loan in the event that certain leasing criteria in respect of the related Mortgaged Property are not met.

            "Responsible Officer": When used with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Bond Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses paid or to be paid, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.02(a), 2.02(c), 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Issuer on the Closing Date, as such list may be amended from time to time.

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": To service and administer the Mortgage Loans and REO Properties with the higher of the care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans and the care, skill, prudence and diligence with which the Master Servicer or Special Servicer, as the case may be, generally services comparable mortgage loans owned by it, and in any event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Issuer and the Bondholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be payable to the Issuer and the Bondholders to be performed at the related Net Mortgage Rate), but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party hereto; (ii) the ownership of any Bond by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make Servicing Advances; and (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Special Servicer": ___________________, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicer Report":  As defined in Section 4.02(b).

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, _______% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure continues, or the Master Servicer determines in its reasonable good faith judgment will continue, unremedied for 30 days; or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

            (c) the Master Servicer has determined, in its reasonable good faith judgment, that a default in the making a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

            (d) the Master Servicer has determined, in its reasonable good faith judgment, that a default, other than as described in clause (a) or (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); or

            (e) there has been commenced in any court or agency or supervisory authority having jurisdiction in the premises an involuntary action against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs; provided, however, that no Workout Fee or Liquidation Fee shall be payable with respect to a Specially Serviced Mortgage Loan that has become such pursuant to the provisions of this subsection (e) if such involuntary action is dismissed within 30 days of commencement of such action (or is dismissed between 31 and 60 days after such commencement in the absence of the Special Servicer having provided substantial services in connection with such dismissal) and no other Servicing Transfer Event then exists; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

            (w)   with respect to the circumstances described in clauses (a) and
                  (b) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x)   with respect to the circumstances described in clauses (c),
                  (e), (f) and (g) above, when such circumstances cease to exist in the reasonable good faith judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) above, when such default is cured; and

            (z) with respect to the circumstances described in clause (h) above, when such proceedings are terminated.

            "Standard Indenture Provisions": The Company's Standard Indenture Provisions, dated as of ____________, 199__, applicable to collateralized mortgage obligations issued by trusts organized by the Company.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Payment Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Extraordinary S&A Expense, would have been) paid to Bondholders and/or distributed to the Issuer on such Payment Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Payment Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Terms Indenture": That certain Terms Indenture, dated as of ________, 199__, between the Issuer and the Trustee, relating to the Bonds.

            "Trustee": ___________________, its successor in interest, or any successor trustee appointed as provided pursuant to the Indenture.

            "Trustee's Fee Rate": _______% per annum, which is the rate at which the Trustee's fee accrues, as specified in the Indenture.

            "Trust Indenture Act": The Trust Indenture Act of 1939, as amended.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, ___%.

            "Yield Maintenance Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a

Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, other than any Prepayment Premium.

            (b) Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in the Indenture.

            "Bond Owner"
            "Bondholder"
            "Bond Principal Amount"
            "Bond Register"
            "Bond Registrar"
            "Book-Entry Bond"
            "Grant"
            "Mortgage Collateral"
            "Mortgage File"
            "Outstanding"
            ["REMIC Administrator"]
            ["Startup Day"]
            "TIA"
            "Trust Estate"
            "Voting Rights"

            SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any other amounts then due and owing under such

Mortgage Loan; and eighth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

            (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly Determination Date Report.

                                  ARTICLE II

                        CERTAIN MATTERS REGARDING THE
                        MORTGAGE LOANS; REPRESENTATIONS
                         AND WARRANTIES OF THE PARTIES

            SECTION 2.01. Delivery of Mortgage Loan Files and Related Documents.

            (a) In connection with the Grant of the Trust Estate by the Issuer to secure the Bonds, the Issuer is required to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Mortgage File for each Mortgage Loan. Also in connection therewith, the Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing
Date: (i) copies of the Indenture and the Mortgage Loan Purchase Agreement; (ii) copies of the documents comprising the Mortgage File for each Mortgage Loan; and
(iii) all other documents and records in the possession of the Issuer or the Mortgage Loan Seller that relate to the Mortgage Loans, are necessary for the servicing of the Mortgage Loans and are not required to be a part of a Mortgage File in accordance with the definition thereof. The Master Servicer shall hold all such documents and records delivered to it on behalf of the Trustee in trust for the benefit of the Bondholders and, subject to the lien of the Indenture, the Issuer.

            (b) The Trustee shall deliver to the Master Servicer within 15 days after the Closing Date each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee delivered to it as part of a Mortgage File and each UCC-2 and UCC-3 in favor of the Trustee delivered to it as part of a Mortgage File, and the Master Servicer shall, at the Mortgage Loan Seller's expense, as to each Mortgage Loan, promptly (and in any event within 45 days following the Closing Date) cause each such document to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as the Master Servicer deems appropriate. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Master Servicer shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfilled, as the case may be, because of a defect therein, the Issuer shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            SECTION 2.02. Document Defects and Breaches.

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage
File), or does not appear to be regular on its face (each, a "Document Defect"), or if any party hereto discovers a breach of any representation or warranty of the Mortgage Loan Seller relating to any Mortgage Loan set forth in the Mortgage Loan Purchase Agreement (a "Breach"), such party shall give prompt written notice thereof to the other parties hereto.

            (b) Promptly upon its discovery or receipt of notice of any Document Default or Breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Issuer and/or the Bondholders therein, the Master Servicer shall request that the Mortgage Loan Seller, not later than [90] days (or such other period as is provided in the Mortgage Loan Purchase Agreement) from the receipt by the Mortgage Loan Seller of such request, cure such Document Defect or Breach in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price as, if and to the extent required by the Mortgage Loan Purchase Agreement; provided that if (i) such Breach [does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code, (ii) such Breach] is capable of being cured but not within such 90-day (or other) period, [(iii)] the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach within such 90-day (or other) period, and [(iv)] the Mortgage Loan Seller shall have delivered to the Trustee and the Master Servicer a certification executed on behalf of the Mortgage Loan Seller by an officer thereof setting forth the reason that such Breach is not capable of being cured within an initial 90-day (or other) period, specifying what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach will be cured within an additional period not to exceed 90 more days, then the Mortgage Loan Seller shall have up to an additional 90 days to complete such cure. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired, and the Master Servicer shall promptly notify the Trustee (by delivery thereto of an Officer's Certificate) when such deposit is made. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis, and shall be subject to all applicable terms and conditions set forth in the Indenture. In connection with any such purchase by the Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver any portion of the related Servicing File that is in its possession to such purchaser or its designee.

            (c) If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan as contemplated by this Section 2.02, the Master Servicer shall promptly notify the Trustee, the Issuer and the Bondholders and shall take such actions with respect to the enforcement of such repurchase obligations, including, without limitation, the institution and prosecution of appropriate legal proceedings, as the Master Servicer shall determine, in its reasonable good faith judgment, are in the best interests of the Bondholders (taken as a collective whole) and are not inconsistent with the Indenture. Any and all expenses incurred by the Master Servicer with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            SECTION 2.03. Representations and Warranties of the Issuer.

            (a) The Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Bondholders, as of the Closing Date, that:

                  (i) The Issuer is a __________ duly organized, validly
            existing and in good standing under the laws of the State of
            __________ .

                  (ii) The execution and delivery of this Agreement by the
            Issuer, and the performance and compliance with the terms of this Agreement by the Issuer, will not violate the Issuer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Issuer has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Issuer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Issuer's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Issuer to perform its obligations under this Agreement or the financial condition of the Issuer.

                  (vi) No litigation is pending or, to the best of the Issuer's knowledge, threatened against the Issuer that, if determined adversely to the Issuer, would prohibit the Issuer from entering into this Agreement or that, in the Issuer's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Issuer to perform its obligations under this Agreement or the financial condition of the Issuer.

                  (vii) No regulatory or governmental approval is required for the consummation by the Issuer of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations and warranties of the Issuer set forth in
Section 2.03(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made until this Agreement is terminated in accordance with its terms. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            SECTION 2.04. Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Bondholders, as of the Closing Date, that:

                  (i) The Master Servicer is a _____________ duly organized, validly existing and in good standing under the laws of the State of _____________ and is, and shall remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of any Mortgage Loan is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Master Servicer nor any of its officers, directors, employees, consultants or advisors involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance.

                  (viii) No regulatory or governmental approval is required for the consummation by the Master Servicer of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made until this Agreement terminates in accordance with its terms. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.04(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.04(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.05. Representations and Warranties of the Special
                          Servicer.

            (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Bondholders, as of the Closing Date, that:

                  (i) The Special Servicer is a ___________________ duly
            organized, validly existing and in good standing under the laws of the State of ____________ and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special
            Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer, director, employee, consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of any Specially Serviced Mortgage Loan or REO Property is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors, employees, consultants or advisors involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance.

                  (viii) No regulatory or governmental approval is required for the consummation by the Special Servicer of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made until this Agreement terminates in accordance with its terms. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.06. Representations, Warranties and Covenants of the
                          Trustee.

            (a) The Trustee hereby represents and warrants to each of the other parties hereto and for the benefit of the Bondholders, as of the Closing Date, that:

                  (i) The Trustee is a _____________ duly organized, validly existing and in good standing under the laws of the State of _____________ and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order or regulation of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vii) No regulatory or governmental approval is required for the consummation by the Trustee of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations, warranties and covenants of the Trustee set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made until this Agreement terminates in accordance with its terms. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations, warranties and covenants set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                             OF THE MORTGAGE LOANS

            SECTION 3.01. Administration of the Mortgage Loans; Collection of
                          Mortgage Loan Payments.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Bondholders and the Issuer, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Special Servicer shall provide certain services with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, as specifically provided herein, and the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property.

            (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Bondholders, the Issuer and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, the Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            SECTION 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as are consistent with the Servicing Standard. In addition, if a Mortgagor becomes delinquent with respect to any Monthly Payment (including, without limitation, a Balloon Payment), the Master Servicer shall promptly so notify the Special Servicer, shall keep the Special Servicer apprised of all collection and customer service matters with respect to the related Mortgage Loan and shall furnish to the Special Servicer copies of all written communications between the Master Servicer and such Mortgagor.

            (b) Any funds received by the Master Servicer or the Special Servicer as payments in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Special Servicer as REO Revenues in respect of any REO Property or as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property shall be held by the Master Servicer or the Special Servicer, as the case may be, on behalf of, and shall be and remain the sole and exclusive property of, the Trustee, the Bondholders and, subject to the lien of the Indenture, the Issuer, in any event subject to the Master Servicer's and the Special Servicer's rights as set forth in this Agreement to retain or withdraw from the Collection Account or REO Account, as applicable, the Master Servicing Fee, the Property Servicing Fee, the Special Servicing Fee, the Workout Fee, the Liquidation Fee, and other amounts provided in this Agreement.

            (c) The Master Servicer and the Special Servicer each hereby acknowledges that the Issuer, subject to the lien of the Indenture, owns and that, following the execution of the Indenture, the Trustee on behalf of the Bondholders shall have a first priority perfected security interest in, the Mortgage Loans and all funds now or hereafter held by, or under the control of, the Master Servicer, the Special Servicer or any Sub-Servicer retained thereby in connection with the Mortgage Loans, whether as scheduled installment of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds, and all proceeds of the foregoing and proceeds of proceeds (but excluding any Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, [o reimbursement of] Advances and all other amounts to which the Sub-Servicer is entitled under its Sub-Servicing Agreement or each of the Master Servicer or the Special Servicer is entitled to hereunder).

            (d) It is hereby acknowledged that possession by the Master Servicer and the Special Servicer of collections on the Mortgage Loans is solely to facilitate the servicing of the Mortgage Loans and, accordingly, each of the Master Servicer and the Special Servicer does hereby agree to retain such collections in accordance with the provisions of this Agreement prior to the time such collections are remitted for deposit in the Bond Account and, in connection therewith, does hereby accept its designation as agent and bailee for the Trustee made pursuant to [Section ___ of] the Terms Indenture, but solely for the purposes expressed in Section 3.06 and in the following sentence. By the designation made by the Trustee pursuant to [Section ___ of] the Terms Indenture and the acceptance of such designation by the Master Servicer and the Special Servicer pursuant to this Section, the Trustee, as secured party, is deemed to have possession of all collections on the Mortgage Loans for purposes of Section 9-305 and Section 8-313 of the UCC.

            (e) Each of the Master Servicer and the Special Servicer also agrees that it shall not take any action to create, incur or subject any Mortgage Loans, or any funds that are deposited in the Collection Account, the REO Account or any Servicing Account or Reserve Account, as applicable, or any other funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds, including without limitation funds in the Collection Account, the REO Account or any Servicing Account or Reserve Account, as applicable, collected on, or in connection with, a Mortgage Loan (other than any claim, lien, security interest, judgment, levy, writ of attachment, other encumbrance, legal action or right of setoff with respect to any Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and any other amounts that are properly due and payable to the Master Servicer and the Special Servicer under this Agreement).

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 7.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Mortgagor, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Servicing Account or Servicing Accounts specified by the Master Servicer.

            (b) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. The Master Servicer, for purposes of effecting any such payment for which it is responsible, shall disburse Escrow Payments as allowed under the terms of the related Mortgage Loan, and, for purposes of effecting any such payment for which the Special Servicer is responsible, the Master Servicer, upon the written request of the Special Servicer, shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan; provided, however, that if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, advance with respect to the related Mortgaged Property, all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a) and, if made by the Special Servicer, Section 3.19(b).

            (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. As and to the extent appropriate, withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, replacements, capital improvements and/or environmental testing and remediation at the related Mortgaged Property if such repairs, replacements, capital improvements and/or environmental testing and remediation have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any action or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan.

            SECTION 3.04. Collection Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Bondholders and, subject to the lien of the Indenture, the Issuer. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, upon receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments on account of principal of the Mortgage Loans, including, without limitation, Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans and all late payment charges and charges for checks returned for insufficient funds collected on the Mortgage Loans;

            (iii) all Prepayment Premiums and Yield Maintenance Premiums received in respect of any Mortgage Loan;

            (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to investments of funds held in the Collection Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made.

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), _____% of any assumption fees and _____% of any modification fees collected by the Master Servicer with respect to Mortgage Loans other than Specially Serviced Mortgage Loans and _____% of any assumption fees, modification fees and Net Penalty Charges received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series serviced by the Master Servicer and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the

Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, without recourse or warranty, and shall deliver promptly, but in no event later than one Business Day after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals from the Collection Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Bond Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances made thereby, the Master Servicer's and the Trustee's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause
            (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of the related Master Servicing Fees and Workout
            Fees);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as interest thereon;

                  (iv) to pay to the Special Servicer, out of general
            collections on the Mortgage Loans and any REO Properties, earned and unpaid Property Servicing Fees in respect of each Mortgage Loan and REO Loan and Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay the Special Servicer (or, if applicable, any
            predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the third and fourth paragraphs of Section 3.11(c);

                  (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse itself, the Special Servicer or the
            Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to pay itself, the Special Servicer or the Trustee, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to payment pursuant to this clause (viii) being limited to Penalty Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made thereby;

                  (ix) at or following such time as it reimburses itself, the
            Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or Section 3.03(c), and insofar as payment has not already been made pursuant to clause (viii) above, to pay itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

                  (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Collection Period, (B) any Prepayment Interest Excesses collected on any of the Mortgage Loans and (C) to the extent allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Penalty Charges collected on the Mortgage Loans;

                  (xi) to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Net Penalty Charges collected on the Mortgage Loans and not otherwise payable to the Master Servicer pursuant to clause (xi) above;

                  (xii) to pay itself, the Special Servicer, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to
            Section 5.03;

                  (xiii) to pay, out of general collections on the Mortgage
            Loans and any REO Properties, for (A) the advice of counsel or financial advisers contemplated by Section 3.17(a), (B) the cost of the Opinion of Counsel contemplated by 8.02(a), (C) the cost of recording this Agreement in accordance with Section 8.02(a), and (D) the expense of any consultant hired by the Trustee pursuant to
            Section 3.18(e).

                  (xiv) to pay itself, the Special Servicer, the Mortgage Loan
            Seller, the Issuer or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Estate by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv) to pay any cost or expense in respect of any Mortgage
            Loan or REO Property that the Master Servicer, the Special Servicer or the Trustee, as the case may be, has incurred pursuant to Section 3.11(h); and

                  (xvi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 7.01.

            If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xv) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (s) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (t) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (s) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xv) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

            (b) The Trustee, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Bondholders to any particular funds on deposit in the Collection Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account pursuant to the express terms of this Agreement. Any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses
(ii), (vi) and (vii) of Section 3.05(a), and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) of
Section 3.05(a), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer.

            SECTION 3.06. Investment of Funds in the Collection Account and the
                          REO Account.

            (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next following date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of
Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account) or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Trustee or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in either Investment Account, the Master Servicer (in the case of the Collection Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

            (c) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a claims-paying rating no lower than two rating categories below the highest rated Bonds outstanding, and in any event no lower than "[A]" (or an equivalent rating), from each of the Rating Agencies. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage and at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, if providing casualty insurance, shall have a claims-paying rating no lower than two rating categories below the highest rated Bonds outstanding, and in any event no lower than "[A]" (or an equivalent rating), from each of the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Bonds outstanding, and in any event no lower than "[A]" (or an equivalent rating), from each of the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Issuer and Bondholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Estate) keep in force with a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Bonds outstanding, and in any event no lower than investment grade, from each of the Rating Agencies, a fidelity bond in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by either Rating Agency to the Bonds (as evidenced in writing from each such Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Estate) also keep in force with a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Bonds outstanding, and in any event no lower than investment grade, from each of the Rating Agencies, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by either Rating Agency to the Bonds (as evidenced in writing from each such Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special

Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            SECTION 3.08. Enforcement of Alienation Clauses.

            The Master Servicer (at the direction of the Special Servicer), in the case of Mortgage Loans other than Specially Serviced Mortgage Loans, and the Special Servicer, in the case of Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, in its reasonable good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Special Servicer shall not waive, or instruct the Master Servicer to waive, any right it has, or grant any consent, or instruct the Master Servicer to grant any consent, it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by such Rating Agency to any Class of Bonds. After having made any such determination, the Special Servicer shall deliver to the Trustee and the Master Servicer an Officer's Certificate setting forth the basis for such determination. The Master Servicer shall provide the Special Servicer with all information as it may reasonably request in order to make such determination.

            SECTION 3.09. Realization upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. All costs and expenses incurred by the Special Servicer in any such proceedings shall be Servicing Advances. Nothing contained in this Section
3.09 shall be construed so as to require the Special Servicer, on behalf of the Bondholders and the Issuer, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall constitute a Servicing Advance).

            (b) [Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Bondholders and the Issuer in such circumstances or manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless all such REO Property not treated as "foreclosure property" held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of any REMIC Pool within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Issuer or the Trust Estate to the imposition of any federal income taxes under the Code.

            In addition, the Special Servicer shall not acquire any personal property on behalf of the Bondholders and the Issuer pursuant to this Section
3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer, or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Estate will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Bond is Outstanding.

            (c)] Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Bondholders and the Issuer, could, in the reasonable good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in
            accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
            [(c)(i)] above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause [(c)(i)] above, that it would maximize the recovery to the Bondholders and the Issuer (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be paid to Bondholders and the Issuer to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause [(c)(i)] above.

            Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Issuer, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

            [(d)] If neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section [3.09(c)] has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            [(e)] The Special Servicer shall report to the Trustee, the Master Servicer and the Issuer monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section [3.09(c)] has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan becoming a Corrected Mortgaged Loan.

            [(f)] The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            [(g)] [The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Special Servicer shall provide to the Master Servicer on a timely basis all information to be included in such reports and information returns.]

            [(h)] The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit B-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Bond Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit B-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit B-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trustee, the Issuer, the Master Servicer, the Special Servicer or the Bondholders; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee. Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) All Mortgage Files and other documents relating to the Mortgage Loans now or hereafter held by, or under the control of, the Master Servicer or the Special Servicer in respect of any Mortgage Loan, shall be held by the Master Servicer or the Special Servicer, as the case may be, for and on behalf of, and shall be and remain the sole and exclusive property of, the Trustee, the Bondholders and, subject to the lien of the Indenture, the Issuer.

            (e) The Master Servicer and the Special Servicer each hereby acknowledges that the Issuer, subject to the lien of the Indenture owns and that following the execution of the Indenture, the Trustee on behalf of the Bondholders shall have a first priority perfected security interest in, the Mortgage Loans, the Mortgage Files and all other documents now or hereafter held by, or under the control of, the Master Servicer, the Special Servicer or any Sub-Servicer retained thereby in connection with the Mortgage Loans.

            (f) It is hereby acknowledged that possession by the Master Servicer and the Special Servicer of any Mortgage File or of any particular document required to be part thereof or otherwise relating to the Mortgage Loans is solely to facilitate the servicing of the Mortgage Loans and, accordingly, the Master Servicer and the Special Servicer each hereby agrees to retain any Mortgage File or any particular document required to be part thereof or otherwise relating to the Mortgage Loans that may come into its or their possession in accordance with the provisions of this Agreement and, in connection therewith, does hereby accept its designation as agent and bailee for the Trustee, but solely for the purpose expressed in the following sentence. By the designation made by the Trustee pursuant to [Section ___ of] the Terms Indenture and the acceptance of such designation by the Master Servicer and the Special Servicer pursuant to this Section, the Trustee, as a secured party, is deemed to have possession of such Mortgage File or such particular Mortgage Loan document for purposes of Section 9-305 of the UCC.

            SECTION 3.11. Servicing Compensation; Interest on Servicing
                          Advances; Payment of Certain Expenses; Obligations of the Trustee regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the Master Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) any Prepayment Interest Excesses;
(ii) to the extent allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Penalty Charges or any similar charges collected on the Mortgage Loans; (iii) interest or other income earned on deposits in the Collection Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Collection Account for each Collection Period); and (iv) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Property Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Property Servicing Fee shall accrue from time to time at the Property Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Property Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Property Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable, subject to the proviso to clause (e) of the definition of "Specially Serviced Mortgage Loan", out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal (net of related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances), together with any collection of a Prepayment Premium or Yield Maintenance Premium, received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 5.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds or Insurance Proceeds (other than in connection with the purchase or other removal from the Trust Estate of any such Specially Serviced Mortgage Loan or REO Property by the Issuer, the Special Servicer or the Master Servicer pursuant to or as contemplated by Section 3.18 or by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable, subject to the proviso to clause (e) of the definition of "Specially Serviced Mortgage Loan", out of, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff, Liquidation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer or the Special Servicer to cover related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and/or Advances. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

            The Special Servicer's right to receive the Property Servicing Fee, the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) Additional servicing compensation in the form of ____% of any modification fees and ___% of any assumption fees received on or with respect to Mortgage Loans other than Specially Serviced Mortgage Loans and any modification fees and assumption fees received on or with respect to any Specially Serviced Mortgage Loans, may be retained by the Special Servicer (to the extent collected by the Special Servicer), or shall be promptly paid to the Special Servicer by the Master Servicer (to the extent collected by the Master Servicer), and in any event shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to any Net Penalty Charges received on the Mortgage Loans that are not required to be paid as additional servicing compensation to the Master Servicer. To the extent collected by the Special Servicer, additional servicing compensation in the form of any Net Penalty Charges that the Master Servicer is entitled to as additional servicing compensation shall be paid promptly by the Special Servicer to the Master Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three days after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Advance.

            (f) The Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding, such interest to be payable: first, out of Penalty Charges collected on the Mortgage Loan or REO Loan as to which such Advance relates; and then, to the extent such Penalty Charges are insufficient, and only after such Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account.

            (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable good faith judgment would constitute a Nonrecoverable Servicing Advance. A determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Issuer, setting forth the basis for such determination, together with a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer.

            (h) Notwithstanding anything to the contrary set forth herein, any of the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, make any

Nonrecoverable Servicing Advance if it has determined in its reasonable good faith judgment that making such Nonrecoverable Servicing Advance is in the best interests of the Bondholders, as evidenced by an Officer's Certificate delivered promptly to the Trustee (unless it is the Person making such Advance), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer and a copy of any such Officer's Certificate (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer.

            SECTION 3.12. Property Inspections; Collection of Financial
                          Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year and as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware,
(ii) any change in the condition, occupancy, or value of the Mortgaged Property that the Special Servicer, in its reasonable good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Special Servicer shall deliver to the Trustee, the Master Servicer and the Issuer a copy of each such written report prepared by it within ____ days of the related inspection.

            (b) The Special Servicer shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation and deliver a report summarizing such information as described in the second paragraph of Section 4.02(b). The Special Servicer shall deliver copies of all the foregoing items so collected to the Trustee, the Master Servicer and the Issuer within ____ days of the receipt thereof.]

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, to the Issuer and, in the case of the Special Servicer, to the Master Servicer, on or before March 15 of each year, beginning March 15, 199__, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision[,] [and] (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof [and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof].

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before March 15 of each year, beginning March 15, 199__, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) with at least 250 professionals and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, to the Issuer and, in the case of the Special Servicer, to the Master Servicer to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            SECTION 3.15. Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies, the Issuer and the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Bondholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract [or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Bondholders.] Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Bondholders. In accordance with Section 3.18, and subject to all applicable terms and conditions of the Indenture, the Special Servicer, on behalf of the Bondholders and, subject to the lien of the Indenture, the Issuer, shall sell any REO Property [as promptly as possible within a commercially reasonable time period] [within two years after any REMIC Pool acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the expiration of such two year period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by such REMIC Pool of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Bonds are Outstanding. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act diligently and prudently to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be a Servicing Advance.]

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Bondholders and, subject to the lien of the Indenture, the Issuer, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17. Management of REO Property.

            (a) [Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgaged Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trustee, on behalf of the Bondholders and, subject to the lien of the Indenture, the Trustee. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the reasonable good faith judgment of the Special Servicer , it is commercially feasible) so lease or otherwise operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without a REMIC Pool incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee or any REMIC Administrator appointed thereby, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable time after the submission of such plan, the Special Servicer shall consult with the Trustee or such REMIC Administrator with respect to, and shall seek advice from the Trustee or such REMIC Administrator concerning, the respective REMIC Pools' federal income tax reporting position with respect to the various sources of income that the Trust Estate would derive under the Proposed Plan and the estimated amount of taxes that the respective REMIC Pools would be required to pay with respect to each such source of income. Pursuant to its consultations with the Trustee or such REMIC Administrator, the Special Servicer shall either
      (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.]

            [The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the reasonable good faith judgment of the Special Servicer as to which means would be in the best interest of the Bondholders and the Issuer (as a collective whole) and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective REO Property under the same circumstances.

            (b)] If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Bondholders and, subject to the lien of the Indenture, the Issuer solely for the purpose of its prompt disposition and sale [in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective REO Property under the same circumstances] [in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes a REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trustee on behalf of the Issuer and the Bondholders may become a party or successor to a party due to a foreclosure, deed in lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow a REMIC Pool to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions]. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such
            REO Property;

                  (ii) all real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all other costs and expenses necessary to maintain,
            lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall (subject to its right to be reimbursed therefor as provided in Sections 3.05(a) and 3.19(b) hereof) advance such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or the Special Servicer determines, in its reasonable good faith judgment, that such advances would be Nonrecoverable Servicing Advances; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            [(c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses payable out of the Trust Estate) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be
            administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property;

                  (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property; and

                  (vi) such Independent Contractor is acceptable to each Rating
            Agency, and such appointment will not result in a qualification, downgrading or withdrawal of any of the ratings then assigned to the Bonds by such Rating Agency (as evidenced in writing by each such Rating Agency).

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater than the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.]

            SECTION 3.18. Sale of Mortgage Loans and REO Properties.

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only as expressly provided in or contemplated by this Section 3.18 or Section 2.02 and, in either case, subject to the applicable terms and conditions set forth in the Indenture.

            (b) If the Special Servicer has determined, in its reasonable good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Issuer. The Issuer may at its option have any such Defaulted Mortgage Loan released from the lien of the Indenture by delivering to the Master Servicer for deposit in the Collection Account a cash amount equal to the Purchase Price. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Issuer or its designee the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, and other documents as shall be provided to it and are reasonably necessary to release the Mortgage Loan from the lien of the Indenture and to vest in the Issuer ownership thereof. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Issuer.

            (c) If the Issuer has not removed from the Trust Estate any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) above within 30 days after receipt by the Issuer of the notice contemplated by Section 3.18(b), then the Trustee shall promptly notify the Master Servicer and Special Servicer that the Issuer has not so removed such Mortgage Loan, and either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option, within 30 days after receipt of such notice, purchase such Mortgage Loan from the Trust Estate, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, and other documents as shall be provided to it and are reasonably necessary to release the Mortgage Loan from the lien of the Indenture and to vest in the Master Servicer or the Special Servicer, as applicable, ownership thereof. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Bondholders and the Issuer (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Estate) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Bondholders and the Issuer (as a collective whole), the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price [within a commercially reasonable time period] [within the time period provided for by Section 3.16(a)]. The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such REO Property. [If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.]

            The Special Servicer shall give the Trustee and the Master Servicer not less than _____ Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee.

            In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a new Appraisal, or if the most recent Appraisal is not more than 12 months old but there has been a material change in such Mortgaged Property or REO Property during the prior 12 months, on an updated Appraisal, in any case to be obtained by the Special Servicer (the cost of which shall constitute a Servicing Advance). On making any such determination of fair price based on the Appraisal, the Trustee shall be entitled to retain and may rely on the determinations of professional consultants. The cost of any such consultants shall be reimbursable to the Trustee from the funds on deposit in the Collection Account. The appraiser conducting any such new Appraisal shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding and by the Trustee if both the Master Servicer and the Special Servicer are bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount.

            In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal described above, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a).

            The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall no longer be deemed not to constitute a fair price. A bid of the Special Servicer shall not be accepted in the absence of a determination by the Trustee, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional and if accepted the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Estate, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Bondholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or an REO Property shall be for cash only.

            (h) In connection with any sale or other transfer of a Defaulted Mortgage Loan or an REO Property pursuant to this Section 3.18, the Issuer shall deliver to the Trustee all certificates and opinions, if any, required by TIA ss. 314(c) and 314(d) and by Sections 8.04(b) and 12.01 of the Standard Indenture Provisions; and, notwithstanding anything herein to the contrary, no such sale may be consummated and none of the Trustee, the Master Servicer or the Special Servicer shall release any documents relating to such Defaulted Mortgage Loan or REO Property to the prospective purchaser or other transferee unless and until the Trustee receives any such certificates and opinions.

            (i) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Bondholders and the Issuer (taken as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Bondholders and the Issuer (taken as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19. Additional Obligations of Master Servicer.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Bond Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period, and (ii) the total amount of Master Servicing Fees received by the Master Servicer during such Collection Period plus any Prepayment Interest Excesses received during such Collection Period.

            (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer from its own funds for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten
(10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this
Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(f), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of the Issuer or any Bondholder; provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance (other than an Emergency Advance) that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance) other than an Emergency Advance. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(f), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable good faith judgment that the Servicing Advance for which the Special Servicer is requesting reimbursement, or which the Special Servicer is directing the Master Servicer to make, hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

            (c) Promptly (and, in any event, within 60 days) following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 60th day (or, in the case of a Modified Mortgage Loan, the 30th day) after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained within the prior twelve months. The cost of such Appraisal shall be a Servicing Advance.

            With respect to each Required Appraisal Loan (unless such Required Appraisal Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months), the Special Servicer shall, within 30 days of each anniversary of such Required Appraisal Loan's having become such, order an update of the prior Appraisal (the cost of which will be a Servicing Advance). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Required Appraisal Loan.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) The Special Servicer may, consistent with the Servicing Standard (but the Master Servicer may not) agree to any modification, waiver or amendment of any term of, forgive interest (including, without limitation, Default Interest and late payment fees) on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan without the consent of any other party hereto or any Bondholder, subject, however, to each of the following limitations, conditions and restrictions:

            (i) other than as provided in Section 3.08 and in subsection (c) below, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
      Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Bondholders and the Issuer (taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be payable to Bondholders and the Issuer to be done at the related Net Mortgage Rate), than would liquidation;

            (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan more than three times and, in the case of any such extension, for more than one year; and, furthermore, the Special Servicer may not grant any such extension unless (A) the Special Servicer's recovery determination contemplated by the immediately preceding clause (i) is supported by an Appraisal performed within the preceding 12-month period and (B) the Mortgagor agrees to deliver to the Special Servicer, the Trustee and the Issuer quarterly operating statements with respect to the related Mortgaged Property (the Special Servicer to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

            [(iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would (A) cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC Pool under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; ]

            [(iv)] the Special Servicer shall not permit any Mortgagor to add or substitute any collateral pursuant to this Section 3.20 unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment prepared by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

            [(v)] the Special Servicer shall not release or substitute any collateral securing an outstanding Mortgage Loan except as provided in
      Section 3.09(d), except where a Mortgage Loan is satisfied and except in the case of a release where (A) the use of the collateral to be released will not, in the Special Servicer's reasonable good faith judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property,
      (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable good faith judgment, adequate security for the remaining Mortgage Loan and (D) such release would not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Bonds (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through [(v)] above shall not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date or that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through [(v)] above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (b) The Special Servicer shall have no liability to the Issuer, the Bondholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to the Bondholders and the Issuer (as a collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer.

            (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes hereof, including, without limitation, calculating monthly payments to Bondholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Special Servicer may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed ___% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 shall be in writing. The

Special Servicer shall notify the Master Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(i).

            SECTION 3.21. Transfer of Servicing Between Master Servicer and
                          Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its reasonable best efforts to effect compliance with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02(a).

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within 10 Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

            (d) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

            (e) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such subservicing agreement [without cause and without payment of any penalty or termination fee];
(iii) provides that the Trustee, for the benefit of the Bondholders and the Issuer, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Issuer, any successor Master Servicer or Special Servicer, as the case may be, or any Bondholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Estate. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(f) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Issuer in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Issuer and the Bondholders, shall (at no expense to the other such party or to the Trustee, the Issuer or the Bondholders) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable good faith judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Bondholders and the Issuer (as a collective whole).

            (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default) and no successor Master Servicer or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder, then the Trustee or its designee shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Issuer and the Bondholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Issuer or the Bondholders.

            [SECTION 3.23 Certain Tax Related Matters.

            (a) To the extent reasonably requested by the Trustee or any REMIC Administrator appointed thereby, the Master Servicer and the Special Servicer each agrees to assist the Trustee or such REMIC Administrator, as the case may be, in its duties and obligations under Section __ of the Terms Indenture in causing each REMIC Pool to take such action as is necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. Neither the Master Servicer nor the Special Servicer shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or any REMIC Administrator appointed thereby has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets of any of them, or causing any REMIC Pool to take any action, which is not expressly permitted under the terms of this Agreement, each of the Master Servicer and the Special Servicer shall consult with the Trustee or any REMIC Administrator appointed thereby, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and neither such party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee or such REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur.

            (b) In the event that any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by (i) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Article III; or (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Article III. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and payable out of the Trust Estate.

            (c) Neither the Master Servicer nor the Special Servicer shall consent to or, to the extent it is within its control, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a Breach or Document Defect contemplated by Section 2.02, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise or (C) the qualified liquidation (under Section 860F of the Code) or bankruptcy of any REMIC Pool ;
(ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets as part of the Trust Estate (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition) to the effect that such sale, disposition or acquisition will not cause (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Bonds are Outstanding or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (d) Except as otherwise permitted by Section 3.17(a), neither the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.]

                                  ARTICLE IV

              MASTER SERVICER REMITTANCES; REPORTS; P&I ADVANCES

            SECTION 4.01. Master Servicer Remittances.

            On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Trustee, for deposit in the Bond Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date.

            SECTION 4.02. Reports.

            (a) By 1:00 p.m. New York City time one Business Day after the last day of each Collection Period, the Master Servicer shall deliver to the Trustee and the Special Servicer a report substantially in the form of Exhibit C-1 (the "Determination Date Report"), reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans and any REO Properties as is required by the Trustee for purposes of making the calculations and reports required of it pursuant to the Indenture, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each Determination Date Report and any supplemental information to be provided by the Master Servicer to the Trustee.

            (b) By the Determination Date in each month, the Special Servicer shall deliver to the Master Servicer and the Trustee a report substantially in the form of Exhibit C-2 (the "Special Servicer Report") reflecting information as of the close of business on the last day of the Collection Period.

            (c) Not later than the 30th day following the end of each calendar quarter, commencing in __________, 199__, the Special Servicer shall deliver to the Trustee and the Master Servicer a report in the form of Exhibit C-3 (an "Operating Statement Analysis") with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter (together with copies of the operating statements and other financial information on which it is based).

            SECTION 4.03. P&I Advances; Advances relating to the Master Servicer
                          Remittance Amount.

            [(a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c) below, either (i) remit from its own funds to the Trustee for deposit into the Bond Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Payment Date, (ii) apply amounts held in the Collection Account for future distribution to Bondholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of ____, New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. ____________ (or such alternative number provided by the Master Servicer to the Trustee in writing) and notice by telephone to the Master Servicer at telephone no. ____________ (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before ____, New York City time, on such P&I Advance Date. [If after such notice the Trustee does not receive the full amount of such P&I Advances and/or Master Servicer Remittance Amount by _____, New York City time, on the Business Day immediately preceding the related Payment Date, then (i) the Trustee shall make the portion of such P&I Advances and advance the portion of such Master Servicer Remittance Amount that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer on or prior to such Payment Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. The Trustee shall be entitled to reimbursement of the amount of any Master Servicer Remittance Amount advanced thereby (together with any interest accrued thereon at the Reimbursement Rate) from general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account, and the defaulting Master Servicer shall indemnify the Trust Estate for any such interest so paid to the Trustee out of the Collection Account.]]

            (b) [The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Payment Date, subject to Section 4.03(c) below, shall equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due

Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date; provided that, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction, net of related Master Servicing Fees and Workout Fees, in the event of subsequent delinquencies thereon; and provided further that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Payment Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Payment Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Payment Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Payment Date.]

            (c) [Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Issuer and, if made by the Master Servicer, to the Trustee on or before the related P&I Advance Date, setting forth the basis for such determination, together with a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance.]

            (d) [The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding, such interest to be payable: first, out of Penalty Charges collected on the Mortgage Loan or REO Loan as to which such Advance relates; and, then, to the extent that such Penalty

Charges are insufficient, and only after such Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account.]

                                   ARTICLE V

                            THE MASTER SERVICER AND
                             THE SPECIAL SERVICER

            SECTION 5.01. Liability of the Master Servicer and the Special
                          Servicer.

            The Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Master Servicer and the Special Servicer herein.

            SECTION 5.02. Merger, Consolidation or Conversion of the Master
                          Servicer or the Special Servicer.

            Subject to the following paragraph, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership or association under the laws of the jurisdiction wherein it was organized, and each will obtain and preserve its qualification to do business as a foreign corporation, bank, trust company, partnership or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Bonds or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Master Servicer or the Special Servicer shall be the successor of the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by either Rating Agency to any Class of Bonds (as confirmed in writing by each Rating Agency).

            SECTION 5.03. Limitation on Liability of the Master Servicer and the
                          Special Servicer.

            Neither the Master Servicer nor the Special Servicer shall be under any liability to the Issuer, the Trustee or the Bondholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or the Special Servicer against any liability to the Issuer, the Trustee or the Bondholders for the breach of a representation, warranty or covenant made herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder. The Master Servicer, the Special Servicer and any director, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Special Servicer and any director, officer, employee or agent of any such party shall be indemnified and held harmless out of the Trust Estate against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Bonds, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any violation of any state or federal securities law. Neither the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Bondholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be reimbursable to the Master Servicer or the Special Servicer, as the case may be, out of the Collection Account as provided in Section 3.05(a).

            SECTION 5.04. Master Servicer and Special Servicer Not to Resign.

            Neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. No such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 5.05. Rights of the Issuer and the Trustee in Respect of the
                          Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Issuer, the Trustee and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Issuer, the Trustee and each Rating Agency with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Issuer may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that none of the Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and, except to the extent required by the Indenture, is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VI

                                    DEFAULT

            SECTION 6.01.     Events of Default.

            (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Collection Account any amount required to be so deposited under this Agreement which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account any amount required to be so deposited or remitted under this Agreement; or any failure by the Special Servicer to deposit into the REO Account any amount required to be so deposited under this Agreement which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the
            Trustee for deposit into the Bond Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date and/or the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until ______, New York City time, on the Business Day immediately preceding the related Payment Date; or

                  (iv) any failure by the Master Servicer to timely make any
            Servicing Advance required to be made by it pursuant to the second paragraph of Section 3.19(b) which continues unremedied for a period of three days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

                  (v) any failure by the Special Servicer to timely make any
            Emergency Advance required to be made by it pursuant to the second paragraph of Section 3.19(b) which continues unremedied for a period of three days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

                  (vi) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of

            30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Bonds entitled to at least 25% of the Voting Rights; or

                  (vii) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuer or any Class of Bondholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Bonds entitled to at least 25% of the Voting Rights; or

                  (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (xi) the Trustee shall have received written notice from
            either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Bonds.

When a single entity acts as Master Servicer and Special Servicer an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 6.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Issuer and the Trustee each may, and at the written direction of the Holders of Bonds entitled to at least 25% of the Voting Rights or if the relevant Event of Default is one described in clause (iii) or clause (xi) of Section 6.01(a), the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Estate (other than as a Holder of any Bond). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Bonds (other than as a Holder of any Bonds) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account, the Bond Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account (if it is the Defaulting Party) or thereafter be received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 6.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03 notwithstanding any such termination). Any costs or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be.

            SECTION 6.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 5.04 or receives a notice of termination pursuant to Section 6.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies required by Section
6.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable, or is not approved as a successor master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Bonds entitled to at least 51% of the Voting Rights shall request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided that such appointment does not result in the downgrading, withdrawal or qualification of any rating then assigned by either Rating Agency to any Class of Bonds (as evidenced by written confirmation to such effect from each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Owner Trustee, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 6.03. Waiver of Events of Default.

            Subject to the applicable terms and conditions of the Indenture, the Trustee, acting on behalf of the Bondholders, and the Issuer may jointly waive any Event of Default hereunder. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 6.04. Additional Remedies of Trustee upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.01, shall have the right (exercisable subject to the provisions of the Indenture), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Bondholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VII

                                  TERMINATION

            SECTION 7.01. Termination Upon Liquidation of All Mortgage Loans.

            (a) The respective obligations and responsibilities under this Agreement of the Issuer, the Master Servicer, the Special Servicer and the Trustee shall terminate upon the earlier of (i) payment to the Trustee of all amounts held by or on behalf of the Master Servicer or Special Servicer and required hereunder to be so paid on the first Master Servicer Remittance Date following the end of the Collection Period in which occurs the final payment or other liquidation of the last Mortgage Loan or REO Property subject hereto and
(ii) satisfaction and discharge of the Indenture and receipt by each of the Master Servicer and the Special Servicer of all amounts then payable or reimbursable thereto hereunder.

            (b) Subject to the receipt thereby of all amounts then payable or reimbursable thereto hereunder, each of the Master Servicer and the Special Servicer acknowledges and agrees that, upon the satisfaction and discharge of the Indenture as described in clause (ii) above, it shall promptly (and in any event no later than____ Business Days) following its receipt of notice of such satisfaction and discharge from the Trustee provide the Issuer with all documents and records in its possession and shall cooperate with the Issuer or its designee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights with respect to the Mortgage Loans, including, without limitation, the transfer within_____ Business Days to the Issuer of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Servicing Account or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or thereafter be received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

            SECTION 8.01. Amendments; Successors to the Issuer and the Trustee.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, provided that the Trustee shall not be required to enter into any amendment that (i) it is prohibited from entering into under the Indenture or (ii) affects its rights, duties and immunities under this Agreement.

            (b) The Issuer and the Trustee each hereby agrees that it will not knowingly consent to any amendment, supplement or other modification of the Indenture that would have a material adverse effect on the Master Servicer and the Special Servicer in their capacities as such hereunder. No amendment, supplement or other modification to the Indenture shall materially and adversely affect the rights and/or obligations of the Master Servicer or the Special Servicer hereunder without the written consent of the Master Servicer or the Special Servicer, as the case may be.

            SECTION 8.02. Successors to the Issuer and the Trustee.

            The parties hereto hereby acknowledge and agree that any successor to the Issuer or the Trustee pursuant to the Indenture shall be the successor of the Issuer or the Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto or thereto, anything herein or therein to the contrary notwithstanding.

            SECTION 8.03. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Estate on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Bondholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 8.04. Governing Law.

            This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 8.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Issuer (or the Owner Trustee on behalf of the Issuer), c/o ________________, ________________,
Attention: ______________________, telecopy number: _________________; (ii) in the case of the Master Servicer, ________________, _________________, Attention:
___________, telecopy number: ____________; (iii) in the case of the Special Servicer,________________, _________________, Attention: ___________, telecopy number: ____________ (with copies to ________________, _________________,
Attention: ___________, telecopy number: ____________; (iv) in the case of the Trustee, ________________, _________________, Attention: ___________, telecopy number: ____________; (v) in the case of the Ratings Agencies:
(A)________________, _________________, Attention: ___________, telecopy number:
____________; and (B)________________, _________________, Attention:
___________, telecopy number: ____________; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing.

            SECTION 8.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            SECTION 8.07. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and the directors, officers, employees and agents referred to in Section 5.03, and all such provisions shall inure to the benefit of the Bondholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 8.08. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 8.09. Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured; and

                  (iii) the resignation or termination of the Master Servicer, the Special Servicer and the appointment of a successor.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the
            appointment of a successor; and

                  (ii) any change in the location of the Collection Account.

            (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

            (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14; and

                  (iii) each report prepared pursuant to Section 3.09(e) and
            Section 3.12.

            SECTION 8.10. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 8.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                   CRIIMI MAE Commercial Mortgage Trust [I]

                                   by:
                                      ----------------------------------------,
                                   not in its individual capacity but solely as
                                   Owner Trustee


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   [                                           ]
                                    -------------------------------------------
                                               Master Servicer


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:



                                   [                                           ]
                                    -------------------------------------------
                                               Special Servicer


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   [                                           ]
                                    -------------------------------------------
                                                    Trustee


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

STATE OF ____________________ )
                              )  ss.:
COUNTY OF ___________________ )


            On this ______ day of _____________ 199__, before me, the
undersigned officer, personally appeared ____________________, and acknowledged himself to me to be the _________________________ of _____________________, and
that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ---------------------------------
                                                      Notary Public


NOTARIAL SEAL

STATE OF ____________________ )
                              )  ss.:
COUNTY OF ___________________ )

            On this ______ day of _____________ 199__, before me, the
undersigned officer, personally appeared ____________________, and acknowledged himself to me to be the _________________________ of _____________________, and
that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ---------------------------------
                                                      Notary Public


NOTARIAL SEAL

STATE OF ____________________ )
                              )  ss.:
COUNTY OF ___________________ )

            On this ______ day of _____________ 199__, before me, the
undersigned officer, personally appeared ____________________, and acknowledged himself to me to be the _________________________ of _____________________, and
that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ---------------------------------
                                                      Notary Public

NOTARIAL SEAL

STATE OF ____________________ )
                              )  ss.:
COUNTY OF ___________________ )

            On this ______ day of _____________ 199__, before me, the
undersigned officer, personally appeared ____________________, and acknowledged himself to me to be the _________________________ of _____________________, and
that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity as Trustee by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ---------------------------------
                                                      Notary Public

NOTARIAL SEAL

                                   EXHIBIT A

                            MORTGAGE LOAN SCHEDULE

                                  EXHIBIT B-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                          [Date]


--------------------------
--------------------------
--------------------------
Attention: _______________________________________

Re:  CRIIMI MAE Commercial Mortgage Trust[I] Series 199_-___

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Servicing and Administration Agreement, dated as of__________, 199_ (the "Servicing and Administration Agreement"), among CRIIMI MAE Commercial Mortgage Trust[I], as issuer, the undersigned as master servicer, ___________________________________________ as special servicer, and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______      1.    Mortgage Loan paid in full.

                        The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Servicing and Administration Agreement, have been or will be so credited.

______      2.    Other.  (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Servicing and Administration Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Servicing and Administration Agreement.


                                          --------------------------------------
                                          as Master Servicer


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                    B-1-2

                                   EXHIBIT B-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                          [Date]

-------------------------
-------------------------
-------------------------
Attention: _______________________________

Re:  CRIIMI MAE Commercial Mortgage Trust[I], Series 199_-___

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Servicing and Administration Agreement, dated as of ____________, 199_ (the "Servicing and Administration Agreement"), among CRIIMI MAE Commercial Mortgage Trust[I], as issuer, ____________________ ____________________ as master servicer, the undersigned as special servicer, and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):

______      1.    The Mortgage Loan is being foreclosed.

______      2.    Other.  (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Servicing and Administration Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Servicing and Administration Agreement.


                                          --------------------------------------
                                          as Special Servicer


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                    B-2-2

                                  EXHIBIT C-1

                       FORM OF DETERMINATION DATE REPORT


Issue Identifier
Loan Number
Note Rate %
Scheduled P & I Payment
Scheduled Interest Amount
Scheduled Principal Amount
Curtailment Amount
Curtailment Adjustment
Curtailment Date (YYYYMMDD)
Payoff Amount
Payoff Date (YYYYMMDD)
Payoff Code
Ending Scheduled Balance
Paid Through Date (YYYYMMDD)
Loan Status Code
Recovered Delinquency Amount
Debt Service Coverage Ratio (DSCR)
Filler

                                  EXHIBIT C-2

                        FORM OF SPECIAL SERVICER REPORT


Loan Number
Property Name
Property Type
Property Address
MSA
Past Due Status
Paid-To Date
Date of Last Financial Statement
Date of Last Inspection Report
Current NOI
Number of Months of Revenue Annualized
Current Occupancy
Original Loan Balance*
Current Principal Balance
Scheduled Monthly P&I
Gross Coupon
Appraised Value at Origination and Date of Appraisal*
Current Appraised Value and Date of Appraisal
Debt Service Coverage at Origination*
Occupancy at Origination*
Current Debt Service Coverage
Modified Since Origination (Y/N)*

Comments that the Special Servicer has regarding loan status and certain factual matters regarding servicing including modifications, foreclosures and notices

* Special Servicer's information with respect to these items is based solely upon information, if any, in files delivered to the Special Servicer.

                                  EXHIBIT C-3

                     FORM OF OPERATING STATEMENT ANALYSIS